                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 001-12815 of Chicago Bridge & Iron Company on Form S-8 of our report dated May 9, 2003 appearing in this Annual Report on Form 11-K of Chicago Bridge & Iron Savings Plan for the year ended December 31, 2002.



DELOITTE & TOUCHE LLP

Chicago, Illinois
June 24, 2003